UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2014

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 E. Silver Springs Blvd. - #243  Ocala, FL  34470
(Address of Principal Executive Offices)

(877) 513-6294
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Changes in Directors or Officers

The Board of Directors of Acacia Diversified Holdings, Inc. (the “Company”) regrets to inform its stockholders that Dr. David Sadler, a Director of the Company, passed away on June 2, 2014. Dr. Sadler served on the Board since his appointment on September 1, 2013. According to its Restated Bylaws, the Company must have at least one (1) but no more than seven (7) directors at any time. With Dr. Sadler's passing, the Company has four (4) directors. Accordingly, at present, the Chairman of the Board of Directors, Steven Sample, does not expect to call a special meeting of shareholders to elect an additional director; however, the remaining members of the Board may appoint a new director to serve until the next meeting of shareholders.

In addition to being a valuable member of Acacia’s Board of Directors, Dr. Sadler was a practicing cardiovascular surgeon, a pioneer of Longview, Texas’ first heart surgery program in 1987.

David Lee Sadler, born the son of a farmer on June 27, 1948, was Salutatorian at Alba Golden High School in Alba, Texas and took his remarkable work ethic to Texas A&M University in 1966.  After receiving his degree from Texas A&M he enrolled at UT Southwestern Medical School in Dallas, Texas in 1970.  After graduating UT Southwestern, he began his general surgery residency in San Angelo, Texas in 1978.  With a calling to specialize in Cardio Vascular & Thoracic Surgery, he moved back to Dallas in 1984 to begin his training.

He took his specialized practice of medicine to Longview, Texas in 1987 to begin the city’s first heart program with partner Jay Chastain at Good Shepard Medical Center.

Dr. Sadler used his scientific expertise to concurrently enter into the business world through his extensive work in the area of citrus biomass.  In 2007, Dr. Sadler helped establish a unique process for converting citrus peel material into valuable food ingredients.  A U.S. Patent was granted in 2013 reflected the work and research of Dr. Sadler.  In addition to Dr. Sadler’s involvement in numerous citrus ventures, his pioneering work resulted in his appointment to the Acacia Board of Directors in 2013.  Dr. Sadler also served as Chairman of the Board of Natural Citrus Products Corporation as well as a Manager and Member of Alarma Patents LLC.

Dr. David L. Sadler is survived by his brother, Philip Michael Sadler and family; his two children: Jones Elliott Sadler and Anna-Kathryn Marguerite Prince; one grand daughter, Palmer Madison Prince, and a host of dear friends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014

Acacia Diversified Holdings, Inc.

/s/  Steven L. Sample
Steven L. Sample, Chief Executive Officer